Exhibit 2.3

PROXY

ANNUAL GENERAL MEETING OF MEMBERS OF MINCO MINING & METALS CORPORATION (the "Company")

TO BE HELD IN: The Boardroom
Suite 1900
1055 West Hastings Street
Vancouver, British Columbia

ON TUESDAY, JUNE 8, 2004 AT 10:00 A.M.

The undersigned Member of the Company hereby appoints, Ken Cai, President and Chief Executive Officer of the Company, or failing him, William Meyer, Chairman of the Company, or ______________________________________, (*print the name*), as proxyholder for and on behalf of the Member with the power of substitution to attend, act and vote for and on behalf of the Member in respect of all matters that may properly come before the aforesaid meeting of the Members of the Company (the "Meeting") and every adjournment thereof, to the same extent and with the same powers as if the undersigned Member were present at the said Meeting, or any adjournment thereof.

The Member hereby directs the proxyholder to vote the securities of the Company registered in the name of the Member as specified herein.

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

Resolution	For	Withhold
1. Appointment of Auditor.	______	______
2. To authorize Directors to fix Auditor's remuneration.	______	______

Resolution	For	Against
3. To determine the number of directors at five (5).	______	______

Resolution	For	Withhold
4. To elect Ken Z. Cai as a Director.	______	______
To elect Robert M. Callander as a Director.	______	______
To elect William Meyer as a Director.	______	______
To elect Robert Gayton as a Director.	______	______
To elect Hans Wick as a Director.	______	______

Resolution	For	Withhold
5. To propose that the maximum number of shares which would be issued or made subject to issuance under one or more private placements in the twelve month period commencing June 8, 2004 would not exceed 100% of the Company's issued and outstanding common shares as at June 8, 2004.	______	______

Resolution	For	Against
6. to amend the Company's Stock Option Plan on the the basis set out in the accompanying Information Circular.	______	______
7. To grant the proxyholder authority to vote at his/her discretion on any amendment to the previous resolutions, or any other matters which may properly come before the Meeting.	______	______

The undersigned Member hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE: ____

Please print name: ____

Date: ____

THIS PROXY FORM MUST BE SIGNED AND DATED TO BE VALID. SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This Proxy is solicited by the Management of the Company.

2. This form of proxy ("Instrument of Proxy") ***must be signed*** by you, the Member, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and ***if executed by an attorney, officer, or other duly appointed representative***, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. ***If this Instrument of Proxy is not dated in the space provided***, authority is hereby given by you, the Member, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Member, by Computershare Trust Company of Canada.

4. **A Member who wishes to attend the Meeting and vote on the resolutions in person**, may do so as follows:
   (a) **If you are a registered Member**: simply register with the scrutineer before the Meeting begins.

   (b) **If you are a Member whose securities are held by a financial institution**: using the reverse of this Instrument of Proxy, strike out the names of the management proxyholders shown and insert your name as the proxyholder in the blank space provided, indicate a voting choice for each resolution or, alternatively, leave the choices blank if you wish not to vote until the Meeting; and sign, date and return the Instrument of Proxy to the financial institution or its agent who will validate and file your votes with Computershare Trust Company of Canada. At the Meeting, a vote will be taken on each of the resolutions set out on this Instrument of Proxy and the Member's vote will be counted at that time.

5. **A Member who is *not able to attend* the Meeting in person but wishes to vote on the resolutions,** may do the following:
   (a) **If you are a registered Member:**
   (i) ***To appoint one of the management proxyholders*** named on the Instrument of Proxy, leave the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Member with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Member had specified an affirmative vote;
   or

   (ii) ***To appoint another proxyholder***, who need not be a Member of the Company to vote according to the Member's instructions, strike out the Management proxyholders shown and insert the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder.

   (b) **If you are a Member whose securities are held by a financial institution:**

   Complete this Instrument of Proxy and return it to your financial institution or its agent to validate and file your votes with Computershare Trust Company of Canada. Do not complete the blank space provided for the appointment of an alternate proxyholder unless that person will be able to attend the Meeting and vote on your behalf.

6. ***The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Member on any poll*** of a resolution that may be called for and, if the Member specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered Member has submitted an Instrument of Proxy, ***the Member may still attend the Meeting and may vote in person***. To do so, the Member must record his/her attendance with the scrutineer before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, voting instructions *must be DEPOSITED* at the office of "COMPUTERSHARE TRUST COMPANY OF CANADA" no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or any adjournment thereof.
The mailing address of **Computershare Trust Company of Canada is Proxy Dept. 100 University Avenue 9th Floor, Toronto, Ontario M5J 2Y1, and its fax number is within North America: 1-866-249-7775, Outside North America 416-263-9524.**